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                                                                    EXHIBIT 99.1


                               (KIRKLAND'S LOGO)

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                                                                    NEWS RELEASE

Contact:   Rennie Faulkner
           Executive Vice President & CFO
           (731) 668-2444


                     KIRKLAND'S REPORTS FOURTH QUARTER SALES

JACKSON, Tenn. (February 3, 2005) -- Kirkland's, Inc. (NASDAQ/NM: KIRK) today announced sales for the 13-week and 52-week periods ended January 29, 2005.

         Net sales for the fourth quarter ended January 29, 2005, increased 8.7% to $144.3 million from $132.7 million for the fourth quarter ended January 31, 2004. Comparable store sales for the fourth quarter of fiscal 2004 decreased 4.9%. Kirkland's comparable store sales decreased 4.7% for the fourth quarter of fiscal 2003.

         Net sales for the 52-week period ended January 29, 2005, increased 6.8% to $394.4 million from $369.2 million for the 52-week period ended January 31, 2004. Comparable store sales for fiscal 2004 decreased 5.2% compared with a 0.2% decrease in the prior year.

         Based on these results, the Company expects to report net income for the fourth quarter in the lower half of its previously issued guidance of net income of $0.55 to $0.65 per diluted share. The Company will release its fourth quarter and full year financial results and guidance for fiscal 2005 before the market opens on March 17, 2005.

         Commenting on the announcement, Robert Alderson, Kirkland's President and Chief Executive Officer, said, "The results for the quarter were in line with our expectations as once again the holiday selling season was characterized by significant competition and late shopping by customers. Our seasonal and gift categories performed reasonably well, but we were not able to produce comp increases in several key home decor categories. It appears that the home decor sector in general underperformed in the fourth quarter, continuing what has been a challenging period for our industry segment. Despite these soft industry conditions, we enter fiscal 2005 convinced that we have the opportunity to improve financial performance through better merchandising and store-level execution. We also look forward to the contributions our distribution center will make to more efficient logistics efforts in 2005."

         Kirkland's, Inc. was founded in 1966 and is a leading specialty retailer of home decor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 311 stores in 37 states. The Company's stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products. The Company's stores also offer an extensive assortment of holiday merchandise, as well as items carried throughout the year suitable for giving as gifts. More information can be found at www.kirklands.com.



                                     -MORE-

           805 N. Parkway | Jackson, Tennessee 38305 | (731) 668-2444



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KIRK Reports Q4 Sales
Page 2
February 3, 2005


         Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home decor industry in general and in Kirkland's specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K filed on April 15, 2004. Kirkland's disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.



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